UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

MOTOS AMERICA INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-52879	39-2060052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3131 W 2210 S Suite C
Salt Lake City, Utah 84119

(Address of principal executive offices)

801 386 6700

(Issuer’s Telephone Number)

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value US$0.001	MTAM	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 15, 2024, the Board of Directors of Motos America Inc. (the “Company”) dismissed Pinnacle Accountancy Group of Utah, located in Farmington, Utah, as the Company’s independent registered public accounting firm and auditor. At the same time, the Board appointed Green Growth CPAs located at 10250 Constellation Blvd., Los Angeles, CA 90067, as the Company’s independent registered public accounting firm and auditor for the fiscal year ending July 31, 2023 and interim financial statements thereafter.

Pinnacle Accountancy Group of Utah’s, the Company’s previous auditor, report on the Company’s financial statements for the fiscal years ended July 31, 2022, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change auditors was approved by the Audit Committee of the Board of Directors.

The Company has provided the outgoing auditor with a copy of this Current Report on Form 8-K and requested that the outgoing auditor furnish a letter addressed to the Securities and Exchange Commission stating whether the outgoing auditor agrees with the statements made in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree.

The Company has engaged Green Growth CPAs to audit its financial statements.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

16.1	Independent registered public accounting firm letter dated February 22, 2024
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned, hereunto duly authorized.

Motos America Inc.
(Registrant)

Dated: February 28, 2024	By	/s/ Vance Harrison
Vance Harrison Chief Executive Officer and Chairman of the Board

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